UNITES STATES
              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                         SCHEDULE 14A

 Proxy Statement Pursuant to Section 14(a) of the Securities
            Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]Preliminary Proxy Statement
[ ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Material Pursuant to Section 240.14a-11(c)or
   Section 240.14a-12

                      SCIENTIFIC INDUSTRIES, INC.
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       (Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement if other than the
Registrant)

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[ ] Fee paid previously with preliminary materials.

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                       SCIENTIFIC INDUSTRIES, INC.
                           70 ORVILLE DRIVE
                        BOHEMIA, NEW YORK 11716
                          TEL. (631)567-4700




                      SUPPLEMENT TO PROXY STATEMENT


                               FOR THE
                  2002 ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON NOVEMBER 18, 2002




The Proxy Statement, dated October 9, 2002, previously furnished to stockholders of Scientific Industries, Inc. (the "Company") for the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at the Princeton Club, 15 West 43rd Street, New York, New York 10036 on Monday, November 18, 2002 at 10:30 A.M. (New York Time) is hereby supplemented as follows:

Nominees for Directors

The Board of Directors of the Company has nominated Messrs. Joseph G. Cremonese and Roger B. Knowles, a current Class C Director, for election as Class C Directors of the Company at the Annual Meeting to serve until the Annual Meeting of Stockholders with respect to the fiscal year ending June 30, 2005 and the due election and qualification of their respective successors. Mr. Lowell A. Kleiman, the other current
Class C Director, has advised the Board of Directors that he intends to oppose the election of one of the nominees of the Board and to seek election of himself as a Class C Director.

Reference is made to section "Proposal 1.  Election of Directors-
Nominees for Election as Directors" for information concerning
Messrs. Cremonese and Knowles.

Unless otherwise specified by the stockholder the enclosed proxy dated and executed will be voted for the election of each of Mr. Cremonese and Mr. Knowles as a Director unless such nominee or nominees is no longer available for election. In the latter event, which is not now anticipated, the proxies will be voted for a substitute nominee designated by the Board of Directors.

The Board of Directors recommends that stockholders vote FOR the election of Messrs. Joseph G. Cremonese and Roger B. Knowles to the Board of Directors.


Proposal to Approve The 2002 Stock Option Plan

The Proxy Statement previously distributed by the Board of Directors stated that the Board of Directors unanimously recommends that stockholders vote their shares FOR the proposal to approve the 2002
Stock Option Plan (the "2002 Plan"). Mr. Lowell A. Kleiman, who the Board of Directors has not proposed for reelection as a Class C Director, maintains he abstained from approving the Board resolution adopting the Plan. The other four Directors have confirmed their vote in favor. At the September 26, 2002 meeting of the Board of Directors adopting the 2002 Plan, the Directors all agreed to the proposal of Mr. Joseph I. Kesselman, Chairman of the Board, that no options may be granted under the 2002 Plan to any of the current Directors of the Company.

The Board of Directors recommends that stockholders vote their shares FOR the proposal to approve the 2002 Stock Option Plan.

Expenses and Solicitation

The Company has engaged for a fee of $15,000 D.F. King & Co. Inc.
to assist in the solicitation of proxies.

Voting Information

YOU SHOULD SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD
IN THE ENVELOPE PROVIDED.

Bohemia, New York, October 28, 2002



                                                /s/ Robert P. Nichols
								______________________
								ROBERT P. NICHOLS
								Secretary